UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2008
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)	75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2007, the Federal Home Loan Bank of Dallas (the “Bank”) completed its director election process for directorships that commenced on January 1, 2008. One new director, Glenn Wertheim, was elected to serve on the Bank’s Board of Directors. In addition, James H. Clayton and John B. Stahler were re-elected to the Bank’s Board of Directors. The election of these directors was reported under Item 5.02 of the Bank’s Current Report on Form 8-K dated November 20, 2007 and filed with the Commission on November 26, 2007. At the time of filing such report, the committees of the Bank’s Board of Directors to which Mr. Wertheim would be named had not been determined nor had it been determined whether Mr. Clayton or Mr. Stahler would continue to serve on the same committees that they had served on in 2007.
In addition, on November 29, 2007, the Federal Housing Finance Board appointed three individuals to serve on the Bank’s Board of Directors. Mary E. Ceverha and Bobby L. Chain were reappointed to fill three-year appointive director terms that began on January 1, 2008 and Patricia P. Brister was appointed to fill a three-year appointive director term that commenced on that same date. The appointment of these directors was reported under Item 5.02 of the Bank’s Current Report on Form 8-K dated November 29, 2007 and filed with the Commission on December 5, 2007. At the time of filing such report, the committees of the Bank’s Board of Directors to which Ms. Brister would be named had not been determined nor had it been determined whether Mr. Chain would continue to serve on the same committees that he had served on in 2007.
The Bank is filing this Form 8-K/A to report that on January 7, 2008 the Bank’s Board of Directors appointed these individuals to serve on the following committees:

Ms. Brister	Government Relations Committee and Compensation and Human Resources Committee

Mr. Chain	Executive Committee, Compensation and Human Resources Committee (Chairman), and Government Relations Committee

Mr. Clayton	Executive Committee, Affordable Housing and Economic Development Committee (Chairman), and Strategic Planning Committee

Mr. Stahler	Executive Committee, Risk Management Committee (Chairman), and Audit Committee

Mr. Wertheim	Affordable Housing and Economic Development Committee and Risk Management Committee
In addition, as expected, Ms. Ceverha was appointed to serve on all of the committees of the Bank’s Board of Directors.
New committee assignments for other directors were also made on January 7, 2008. Following these appointments, the composition of each of the Board of Directors’ committees is as follows:

Executive Committee	Risk Management Committee

Lee R. Gibson (Chairman) Mary E. Ceverha (Vice Chairman) Bobby L. Chain James H. Clayton Howard R. Hackney Charles G. Morgan, Jr. Anthony S. Sciortino John B. Stahler	John B. Stahler (Chairman) Melvin H. Johnson, Jr. (Vice Chairman) Tyson T. Abston H. Gary Blankenship Mary E. Ceverha Lee R. Gibson Will C. Hubbard Glenn Wertheim

Affordable Housing and Economic Development Committee	Compensation and Human Resources Committee

James H. Clayton (Chairman) C. Kent Conine (Vice Chairman) Mary E. Ceverha Lee R. Gibson Willard L. Jackson, Jr. James W. Pate, II Glenn Wertheim	Bobby L. Chain (Chairman) Margo S. Scholin (Vice Chairman) Patricia P. Brister Mary E. Ceverha Lee R. Gibson James W. Pate, II Anthony S. Sciortino

Government Relations Committee	Strategic Planning Committee

Anthony S. Sciortino (Chairman) H. Gary Blankenship (Vice Chairman) Patricia P. Brister Mary E. Ceverha Bobby L. Chain C. Kent Conine Lee R. Gibson Willard L. Jackson, Jr.	Charles G. Morgan, Jr. (Chairman) Tyson T. Abston (Vice Chairman) Mary E. Ceverha James H. Clayton Lee R. Gibson Howard R. Hackney Will C. Hubbard Clarence G. Simmons, III

Audit Committee

Howard R. Hackney (Chairman) Clarence G. Simmons, III (Vice Chairman) Mary E. Ceverha Lee R. Gibson Melvin H. Johnson, Jr. Charles G. Morgan, Jr. Margo S. Scholin John B. Stahler
Mr. Gibson and Ms. Ceverha currently serve as Chairman and Vice Chairman, respectively, of the Bank’s Board of Directors.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: January 11, 2008	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer